FIFTH AMENDMENT TO
AMENDED AND RESTATED FINANCING AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED FINANCING AGREEMENT (this “Amendment”) is entered into as of September 22, 2011, by and among Frederick's of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (the “Parent”), Frederick's of Hollywood, Inc., a Delaware corporation (“Frederick's”), Frederick's of Hollywood Stores, Inc., a Nevada corporation (“Stores”), Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order” and collectively with Group, the Parent, Frederick's and Stores, individually, a “Borrower”, and collectively, the “Borrowers”), Wells Fargo Bank, National Association, in its capacity as agent for the Lenders (in such capacity, the “Agent”) and Wells Fargo Capital Finance, Inc. as Lender.

RECITALS

A.           WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Amended and Restated Financing Agreement, dated as of January 28, 2008, as amended by that certain First Amendment to Amended and Restated Financing Agreement, dated as of September 9, 2008, as further amended by that certain Second Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2009, as further amended by that certain Third Amendment to Amended and Restated Financing Agreement, dated as of October 23, 2009, and as further amended by that certain Fourth Amendment to Amended and Restated Financing Agreement dated as of July 30, 2010 (as so amended, the “Financing Agreement”);

B.           WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to certain further amendments to the Financing Agreement; and

C.           WHEREAS, the Agent and the Lenders are willing to agree to such amendments upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, the Lenders and the Borrowers agree as follows:

1.           Definitions.  Unless otherwise defined herein, initial capitalized terms have the meanings given to them in the Financing Agreement.

2.           Amendments to Financing Agreement.  Upon the Fifth Amendment Effective Date (as hereinafter defined) the Financing Agreement is hereby amended as follows:

a.)           Section 1.01 of the Financing Agreement is amended by adding the following new defined terms (and corresponding definitions) in appropriate alphabetical order therein:

(i)	“Adjustment Date” means, the first day of each fiscal quarter, commencing January 29, 2012.

(ii)	“Average Daily Availability” means the average daily Availability for the immediately proceeding fiscal quarter.

(iii)	“Fifth Amendment” means the Fifth Amendment to Amended and Restated Financing Agreement, dated as of September 22, 2011

(iv)	“Fifth Amendment Effective Date” means as defined in that certain Fifth Amendment, among the Borrowers, the Lenders and the Agent.”

b.)           Section 1.01 of the Financing Agreement is amended by amending and restating the following defined terms therein to read as follows:

(i)	“Agent” means Wells Fargo Bank, National Association.

(ii)	“Applicable Margin” means,

(a)           From and after the Fifth Amendment Effective Date until the first Adjustment Date, the percentages set forth in Level III of the pricing grid below; and

(b)           From and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability as of the fiscal quarter ended immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, the Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level III (even if the Average Daily Availability requirements for a different Level have been met) and interest shall accrue at the Post-Default Rate; and provided, further, that if the financial statements or any Borrowing Base Certificates delivered hereunder are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in such financial statements or any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin
I	Greater than $5,000,000	2.50%	1.25%
II	Less than or equal to $5,000,000 but greater than $3,000,000	2.75%	1.50%
III	Less than or equal to $3,000,000	3.00%	1.75%

(iii)	“Borrowing Base” means, at any time, the difference between:

(i)           the sum of

(A)           Ninety percent (90%) of the Eligible Credit Card Accounts at such time,

(B)           Eighty-five percent (85%) of the then current Net Retail Liquidation Value of Eligible Retail Inventory, provided that at no time shall the amount attributable to Eligible In Transit Inventory exceed $1,000,000, and

(ii)           minus, the sum of (A) Required Minimum Availability Reserve, (B) Availability Reserves and (C) without duplication, such other Reserves as the Agent may deem appropriate in the exercise of its reasonable business judgment based upon the lending practices of the Agent, which may include, without limitation reserves for freight and duty with respect to outstanding Letters of Credit; provided that the Agent shall have the right to have the Inventory reappraised by an independent appraiser selected by the Agent from time to time for the purpose of redetermining the advance rates of Eligible Inventory and, as a result, the Borrowing Base.

(iv)
“Borrowing Base Certificate” means a certificate (in the form of Exhibit J annexed to the Fifth Amendment, as such form may be revised from time to time by the Agent), signed by the Chief Operating Officer or Chief Financial Officer of the Borrower and setting forth the calculation of the Borrowing Base, together with separate calculations showing the Borrower’s Inventory, Eligible Retail Inventory and Eligible In Transit Inventory, in compliance with Section 7.01(a).

(v)	“L/C Sublimit” means, that portion of the Total Revolving Credit Commitment equal to $10,000,000.

(vi)
“Maturity Date” means January 28, 2013, or such earlier date on which the Revolving Loans shall become due and payable, in whole, in accordance with the terms of this Agreement and the other Loan Documents.

(vii)	“Required Minimum Availability Reserve” means an amount equal to $1,500,000.

c.)	Section 1.01 of the Financing Agreement is amended by deleting in their entirety the following definitions:

(i)	“Consulting Agreement”

(ii)	“Consulting Fees”

(iii)	“Eligible Accounts Receivable”

(iv)	“Eligible Wal-Mart Accounts Receivable”

(v)	“Eligible Warehouse Liquid Inventory”

(vi)	“Eligible Wholesale Inventory”

(vii)	“Other Eligible Accounts Receivable”

(viii)	“Wal-Mart”

d.)           Section 2.03(b) of the Financing Agreement is amended by adding the following sentence to the end thereof:

The Total Revolving Credit Commitment shall terminate at 5:00 p.m. (Boston, Massachusetts time) on the Maturity Date.

e.)           Section 2.05(a) of the Financing Agreement is amended and restated in its entirety to read as follows:

(a)           [RESERVED]

f.)           Section 7.02(i) is amended by amending and restating the pro viso in clause (v) in its entirety to read as follows:

provided that this Section 7.02(i) shall not prohibit payments not to exceed $100,000 per year to each member of the Board of Directors of Group;

g.)           Section 7.02(n) is amended by amending and restating clause (v) thereto in its entirety to read as follows:

(v) permit the Acquisition Documents to be amended or modified in any way which could reasonably be expected to adversely affect the interests of the Lenders without the prior written consent of the Lenders.

h.)           Section 12.01 of the Financing Agreement is amended by amending and restating the notice address for counsel to Wells Fargo to:

Kevin J. Simard, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Tel.: (617) 248-4086
Fax:  (617) 502-4086

i.)           The Financing Agreement shall be amended by replacing all references to “Wells Fargo Retail Finance II, LLC” with the term “Wells Fargo Bank, National Association.”

j.)           Schedule 1.01(C) of the Financing Agreement is deleted in its entirety and the Schedule 1.01(C) attached as Exhibit A to this Agreement shall be substituted in lieu thereof.

3.           Conditions to Effectiveness.  This Amendment shall become effective upon the satisfaction (or waiver by the Agent) of each of the following conditions (the first date on which said conditions have been so satisfied (or so waived), the “Fifth Amendment Effective Date”):

a.)           The Agent shall have received the following, each in form and substance satisfactory to the Agent, and, unless indicated otherwise, dated as of the date hereof:

(i)	This Amendment, duly executed by the Borrowers, the Agent and the Lenders, together with all Schedules referenced therein; and

(ii)	The Successor Agent Agreement, duly executed by Wells Fargo and Wells Fargo Retail Finance II, LLC and the Administrative Borrower.

b.)           On the Fifth Amendment Effective Date, no Default or Event of Default shall exist.

c.)           The Borrowers shall have paid all reasonable fees, costs and expenses of the Agent and the Lenders in connection with this Amendment, including, without limitation, the fees and expenses of Choate, Hall & Stewart LLP.

d.)           If the Fifth Amendment Effective Date shall not have occurred by the close of business (New York time) on September 22, 2011 (or such later time as the Agent consents to in writing), this Amendment shall be deemed rescinded, null and void.

4.           Consent and Waiver.  Except as expressly stated herein, nothing herein shall be deemed to constitute a waiver of compliance with, or other modification of, any term or condition contained in the Financing Agreement, the Security Agreements or any other Loan Document and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. Except as expressly stated herein, the Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.

5.           Representations.  In order to induce the Agent and the Lenders to execute this Amendment, the Borrowers hereby represent, warrant and covenant to the Agent and the Lenders that as of the date hereof and as of the Fifth Amendment Effective Date (which representations, warranties and covenants shall survive execution and delivery of this Amendment):

a.)           the Borrowers are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation;

b.)           the Borrowers have the power and authority to execute, deliver and perform their obligations under this Amendment;

c.)           the execution, delivery and performance by the Borrowers of this Amendment has been duly authorized by all necessary action and does not and will not require any registration with, consent or approval of, notice to or action by, any other Person;

d.)           this Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms;

e.)           no Default or Event of Default exists; and

f.)           by its signature below, each of the Borrowers agrees that it shall constitute an immediate Event of Default if any representation or warranty made in this Section 5 is untrue or incorrect in any material respect on and as of the Fifth Amendment Effective Date, in each case after giving effect to this Amendment.

6.           Fee.  In consideration for the amendments to the Financing Agreement provided herein, the Borrowers shall pay an amendment fee to the Agent, for the ratable benefit of the Lenders based upon their Pro Rata Shares, in an amount equal to $100,000 (the “Amendment Fee”), which fee shall be fully earned on the Fifth Amendment Effective Date, and due and payable upon the earlier of (i) an Event of Default; or (ii) February 29, 2012 (“Amendment Payment Date”).  The Borrower hereby authorized the Agent to make a Revolving Loan in the amount of the Amendment Fee on the Amendment Payment Date.

7.           Counterparts.  This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

8.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrowers and their successors and permitted assigns, and the Lenders and the Agent and their successors and permitted assigns.

9.           Further Assurance.  The Borrowers hereby agree from time to time, as and when requested by the Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.

10.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

11.           Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

12.           Reaffirmation.  Each Borrower hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto).  Each Borrower hereby acknowledges that, except as expressly modified herein, each of the Loan Documents, remains in full force and effect and is hereby ratified and reaffirmed.

13.           Acknowledgment of Rights; Release of Claims.  Each Borrower hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by the Agent or the Lenders of the liabilities, obligations and agreements of the Borrowers under the Financing Agreement, the Security Agreements or other Loan Documents on the date hereof; and (b) to its knowledge, the Agent and the Lenders have fully performed all undertakings and obligations owed to it as of the date hereof. In consideration of the Agent and the Lenders entering into this Amendment, each Borrower hereby irrevocably releases and forever discharges the Agent, the Lenders and their respective Affiliates, and each such Person's respective directors, officers, employees, agents, attorneys and representatives (each, a “Released Person”) of and from all damages, losses, claims, demands, liabilities, obligations, actions or causes of action whatsoever which such Borrower may now have or claim to have against any Released Person for or because of any matter or thing done, omitted or suffered to be done or omitted by any of the Released Persons prior to and including the date hereof and on account of or in any way concerning, arising out of or founded upon the Financing Agreement, the Security Agreements or any other Loan Document, whether presently known or unknown and of every nature and extent whatsoever. This Section 13 shall survive the termination of the Financing Agreement, the Security Agreements and payment in full of the Obligations thereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Amended and Restated Financing Agreement to be duly executed by their respective duly authorized officers as of the date first written above.

BORROWERS: FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name:	Thomas Rende
Title:	Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Thomas Rende
Name:	Thomas Rende
Title:	Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Thomas Rende
Name:	Thomas Rende
Title:	Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Thomas Rende
Name:	Thomas Rende
Title:	Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC By: FOH Holdings, Inc., its Manager

By:	/s/ Thomas Rende
Name:	Thomas Rende
Title:	Chief Financial Officer

Signature Page of Fifth Amendment to Amended and Restated Financing Agreement

AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph Burt
Name:	Joseph Burt
Title:	Director

LENDER: WELLS FARGO CAPITAL FINANCE, INC.

By:	/s/ Joseph Burt
Name:	Joseph Burt
Title:	Director

Signature Page of Fifth Amendment to Amended and Restated Financing Agreement

Exhibit A to Fifth Amendment

Schedule 1.01(C)

Lender	Revolving Credit Commitment	Percentage
Wells Fargo Capital Finance, Inc.	$12,500,000	100.00%
Total	$12,500,000	100.00%

EXHIBIT J

FORM OF BORROWING BASE CERTIFICATE
Frederick's of Hollywood Group Inc.
Date:
FAX TO:		Updates:	Weekly Update

A c c o u n t s R e c e i v a b l e :

Credit Card Receivables (FOH)		As of:
	Standard Advance Rate on Cost:		90.0%			90.0%
Eligible Credit Card Receivables
TOTAL ACCOUNTS RECEIVABLE

I n v e n t o r y :
COST
Beginning Frederick's Inventory Balance:		As of:

ADD:	Purchases
Freight and Duty
	Other Adjustments (explain)	Vendor Returns at Cost

Total Increases

Inventory Available for Sale

LESS:	Cost of Sales
Markdowns at Cost
Price Adjustments
Physical Adjustments (Shrink from Physical Inventories)
	Other Adjustments (explain)	General Markdowns & Unit Adjustment

Total Reductions

Ending Frederick's Stock Ledger Inventory:		As of:
(Eligible In-transit Inventory not to exceed $1MM)
LESS:	Shrink:
			Year to date retail sales	As of:
			Year to date direct sales	As of:
(Year to Date Sales to be reset twice annually after receipt & review of physical inventory results)
IP Location 393 - Over/Short discrepancies & Loc 397 - Locker Stock Shortage(FOH Stores Report)
IP Location 666 - Test of new SKUs (FOH Stores Report)
IP Location 888 - RTV/Damaged warehouse inventory (FOH Stores Report)
Closed Stores
IP Locations 810-3000 - Returned Consigned Inventory (HMO Direct Report)
IP Locations 999 - V - Inventory (HMO Direct Report)
IP Locations 1002 - VV - Int'l WHS
IP Location 391 - PR Location For Stores (FOH Stores Report)
IP Location 975 - RTV Whs (FOH Stores Report)
IP Location 799 - Returns HMO (HMO Direct Report)

Total Inventory Reserves (updated weekly)

ELIGIBLE FREDERICK'S INVENTORY:		As of:

Standard Advance Rate on Cost (85% NRLV):

TOTAL FREDERICK'S STANDARD BORROWING BASE

COST
LESS:	Gift Certificates - 50% of open liability			As of:
Customer Deposits - 100% of open liability
Other Liability
Landlord Lien Rent Reserves (PA, TX, WA)
Reserve for Personal Property Taxes in Texas
Reserve for Texas Sales Taxes
Availability Reserve ($1,500M)

Total Availability Reserves (updated monthly)

COMBINED STANDARD INVENTORY BORROWING BASE
TOTAL STANDARD INVENTORY & ACCOUNTS RECEIVABLE BORROWING BASE
AVAILABILITY CALCULATION (due 10:00am PST for same-day funding)
Beginning Principal Balance as of:
ADD:		Advances through
Fees as of
Adjustments
Loan
LESS:		Payments through
Ending Principal Balance Prior to Advance Request
ADD:		Estimated Accrued Interest

Loan Balance Prior to Today's Request

Net Availability Prior to Today's Request
Today's Receipts
Total Availability
Today's Advance Request:
Wire #1 (Frederick's)
Ending Loan Balance Inclusive of Today's Receipts

Total L/C's Outstanding		Documentary: +	Standby:	=
(Not to exceed $10.0MM)

Total Exposure
Excess Availability

The undersigned represents and warrants that the information set forth above is true and complete. The undersigned grants a security interest in the collateral reflected above to Wells Fargo Bank, National Association.   Frederick's of Hollywood Group Inc. represents and warrants that (a) said collateral complies with their representations, warrants, and covenants contained in the Loan Agreement between lender and undersigned; (b) no “Event of Default” (as defined in the Loan and Security Agreement under Section 8) is presently in existence; and (c) all or a portion of the advance request hereby will be utilized by the Borrower to cover 100% of the Borrower's obligation for sales tax on account of sales since the most recent borrowing under the Loan and Security Agreement.

Authorized Signer: Printed Name:		Thomas Rende	Signature: _______________________________
WFCF Account Manager: Printed Name: ____________________________			Signature: _______________________________